Exhibit 99.1

Biostar Announces Receipt of Nasdaq Continued Listing Deficiency Notice

XIANYANG, China, April 23, 2018  – Biostar Pharmaceuticals, Inc. (NASDAQ: BSPM) (“the Company”), a PRC-based manufacturer and marketer of pharmaceutical and health supplement products in China, announced today that on received a notification letter from Nasdaq Listing Qualifications (“Nasdaq”) advising the Company that, since it had not filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) for continued listing. The Company is required within 60 calendar days of the Nasdaq notification to submit a plan of compliance with the foregoing continued listing deficiency. If the Company’s plan is approved by the Nasdaq staff, the Company may be eligible for a listing exception of up to 180 calendar days (or until October 15, 2018) to regain compliance. If the Nasdaq staff concludes that the Company will not be able to cure the deficiency, or if the Company determines not to submit the required materials or make the required representations, the Company’s common stock will be subject to delisting by Nasdaq.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties.  Such forward-looking statements include statements about the completion of the public offering of securities described herein.  Actual events or results may differ materially from the Company’s expectations.  Factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in its filings with the Securities and Exchange Commission.  These forward-looking statements represent the Company’s judgment as of the time of this release.  The Company disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.